                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 531-2058 FAX (631) 531-2759

FOR IMMEDIATE RELEASE                   CONTACT: DANIEL M. HEALY
                                                 EXECUTIVE VICE PRESIDENT
                                                 CHIEF FINANCIAL OFFICER
                                                 (631) 531-2058

                      NORTH FORK BANCORP REPORTS EARNINGS,
                  PER SHARE EARNINGS, COMMERCIAL LOAN ADVANCES
                AND DEPOSIT GROWTH FOR THE FIRST QUARTER OF 2006

MELVILLE, N.Y. - APRIL 21, 2006 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) reported solid operating performance for the first quarter of 2006. Highlights in the current period include:

-    Net income of $210 million and diluted earnings per share of $.46.

- A net interest margin of 3.56% substantially unchanged from the previous quarter.

- 30% annualized growth in commercial loans and 26% annualized growth in total loans, excluding residential mortgages.

-    12% annualized deposit growth.

-    A 10 basis point margin improvement on residential loan sales.

-    Continued reductions in the securities portfolio and residential mortgages.

- Returns on average tangible equity and average tangible assets of 29.8% and 1.71%, respectively.

- Declaration of its regular quarterly cash dividend of $.25 cents per common share.

- Announcement of the proposed acquisition by Capital One Financial Corporation ("Capital One").

NET EARNINGS AND RETURNS

     Net income for the quarter ended March 31, 2006 was $210 million or $.46 diluted earnings per share compared to $259 million or $.55 diluted earnings per share for the comparable period in 2005. Linked quarter net income and diluted earnings per share remained substantially unchanged. The year-over-year quarterly earnings decline was caused principally by the flattened and inverted yield curve and the previously announced decision to reposition the balance sheet. This repositioning strategy has reduced securities, residential mortgages and borrowings since commencing in the second quarter 2005. "We will maintain this position in succeeding quarters as we do not see any near term prospects for an improved yield curve," said John Adam Kanas, Chairman, President and Chief Executive Officer.

     The Company's returns on average tangible equity and assets were 29.8% and 1.71%, respectively in the most recent quarter. In the first quarter, the Company purchased 5.1 million shares of its common stock at an average price of $25.84 per share. Approximately, 9.2 million shares remain authorized for repurchase under a previously announced plan. The Company discontinued purchasing shares since the announcement of its proposed acquisition by Capital One as described further in this quarterly earnings release.

     For the quarter ended March 31, 2006, net interest income and net interest margin were $417.5 million and 3.56%, respectively compared to $442 million and 3.62%, respectively for the immediately preceding quarter. The Company advised that it believes that its net interest margin will remain constant in the near term.

LOANS

     Loans held-for-investment at March 31, 2006 amounted to $34.2 billion compared to $31.9 billion in 2005. On a linked quarter basis, loans held-for-investment, excluding residential mortgages, increased by $1.2 billion, an annualized growth rate of 26%. The commercial and industrial segment increased by $484 million, an increase of 41% on an annualized basis. The Company indicated that it expects the commercial loan growth momentum will continue.

     Non-performing assets increased, linked quarter, to approximately $77 million. Substantially all of the increase will be offset by loan sales occurring in the second quarter at amounts approximating carrying values.

DEPOSITS

     Deposits at March 31, 2006 grew to $37.7 billion, an increase of $1.1 billion from the immediately preceding quarter. "This growth was accomplished despite intense competitive pressures. Our commercial component remains robust," said Mr. Kanas. Business deposits approximate one-third of total deposits at March 31, 2006.

MORTGAGE BANKING BUSINESS

     The Company's mortgage banking subsidiary, GreenPoint Mortgage, originated $7.8 billion in the quarter, compared to $9.4 billion, linked quarter, and $10 billion in the first quarter of 2005. These volume declines were expected. The margin on whole loan sales was 115 basis points, a 10% increase linked quarter. Gain on sale of loans was $81.7 million in the quarter compared to $91.6 million in the prior quarter. At March 31, 2006, the mortgage loan pipeline was $5.7 billion.

     In the quarter, the Company recovered approximately $15.7 million of the temporary impairment on its mortgage servicing rights. At March 31, 2006, net mortgage servicing rights were $276 million, or 97 basis points of the unpaid principal balance of the related serviced loans.

CASH DIVIDEND

     On March 28, 2006, the Board declared its regular quarterly dividend of $.25 per common share. The dividend will be payable May 15, 2006, to shareholders of record at the close of business on April 28, 2006.

PENDING ACQUISITION

     On March 12, 2006, Capital One and North Fork announced that a definitive agreement had been signed under which Capital One will acquire North Fork. The transaction is subject to shareholder approval from both companies and customary regulatory approvals. The transaction is expected to close in the fourth quarter of 2006. See ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH CAPITAL ONE below.

                                      * * *

     North Fork is a regional bank holding company headquartered in New York with approximately $58 billion in assets conducting commercial and retail banking from more than 350 branch locations in the Tri-State area, with a complementary national mortgage banking business.

                                      * * *

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about North Fork's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of North Fork's management regarding future events, many of which by their nature are inherently uncertain and beyond management's control. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause legislative or regulatory changes, actual results to differ from those set forth in these forward-looking statements: changes in the interest rate environment; changes in the securities and real estate markets; increased competition and its effect on pricing, changes in monetary and fiscal policies of the U.S. government, changes in accounting principles, policies, practices or guidelines. Additional factors that could cause North Fork's results to differ materially from those described in the forward-looking statements can be found in the 2005

Annual Report on Form 10-K of North Fork (including under the heading "Forward-Looking Statements"), and in the Quarterly Reports on Form 10-Q of North Fork filed with the Securities and Exchange Commission ("SEC") and available at the SEC's internet site (http://www.sec.gov). Other risks include the ability to obtain regulatory approvals for the contemplated transaction with Capital One on the proposed terms and schedule; the failure of Capital One or North Fork stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. The forward-looking statements in this press release speak only as of the date of the press release, and North Fork assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH CAPITAL ONE

On March 12, 2006, Capital One Financial Corporation and North Fork Bancorporation, Inc. announced a definitive agreement under which North Fork will merge with Capital One in a stock and cash transaction. In connection with the proposed merger, Capital One will file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 that will include a joint proxy statement of Capital One and North Fork that also constitutes a prospectus of Capital One. Capital One and North Fork will mail the joint proxy statement/prospectus to their respective stockholders. Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the joint proxy statement/prospectus (when available) and other related documents filed by Capital One and North Fork with the SEC at the SEC's website at www.sec.gov. The joint proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Capital One's website at www.capitalone.com under the heading "Investors" and then under the heading "SEC & Regulatory Filings" or by accessing North Fork's website at www.northforkbank.com under the tab "Investor Relations" and then under the heading "SEC Filings".

This release does not constitute an offer of securities for sale.

Participants in the Proposed Merger with Capital One

Capital One, North Fork and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the proposed merger with Capital One. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Capital One's executive officers and directors in Capital One's definitive proxy statement filed with the SEC on March 21, 2005. You can find information about North Fork's executive officers and directors in their definitive proxy statement filed with the SEC on March 30, 2005. You can obtain free copies of these documents from the Capital One or North Fork using the contact information above.

                         NORTH FORK BANCORPORATION, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED
                                                         ------------------------------------
                                                         MARCH 31,   DECEMBER 31,   MARCH 31,
(in thousands, except per share amounts)                    2006         2005          2005
----------------------------------------                 ---------   ------------   ---------
INTEREST INCOME:
Loans Held-for-Investment                                 $505,736     $486,263      $452,217
Loans Held-for-Sale                                         63,692       75,468        66,848
Mortgage-Backed Securities                                  99,515      104,415       142,007
Other Securities                                            28,645       28,934        29,407
Money Market Investments                                       542          455           733
                                                          --------     --------      --------
   Total Interest Income                                   698,130      695,535       691,212
                                                          --------     --------      --------
INTEREST EXPENSE:
Savings, NOW & Money Market Deposits                       117,433      102,255        69,596
Time Deposits                                               59,790       56,376        33,466
Federal Funds Purchased and Collateralized Borrowings       83,474       72,842        99,007
Other Borrowings                                            19,956       22,123        17,824
                                                          --------     --------      --------
   Total Interest Expense                                  280,653      253,596       219,893
                                                          --------     --------      --------
   Net Interest Income                                     417,477      441,939       471,319
Provision for Loan Losses                                    9,000        9,000         9,000
                                                          --------     --------      --------
   Net Interest Income after Provision for Loan Losses     408,477      432,939       462,319
                                                          --------     --------      --------
NON-INTEREST INCOME:
Mortgage Banking Income                                     96,072       92,648       111,096
Customer Related Fees & Service Charges                     41,103       40,984        42,006
Investment Management, Commissions & Trust Fees              9,669        8,824        11,071
Other Operating Income                                      14,510       11,417        14,077
Securities Gains/(Losses), net                               6,722       (6,220)        4,635
Gain on Sale of Other Investments                               --       15,108            --
                                                          --------     --------      --------
   Total Non-Interest Income                               168,076      162,761       182,885
                                                          --------     --------      --------
NON-INTEREST EXPENSE:
Employee Compensation & Benefits                           141,311      139,298       135,369
Occupancy & Equipment, net                                  51,292       50,169        45,954
Amortization of Identifiable Intangibles                     8,859        9,244         9,133
Other Operating Expenses                                    56,716       60,310        56,197
Facility Closures Expense                                       --       15,382            --
                                                          --------     --------      --------
   Total Non-Interest Expense                              258,178      274,403       246,653
                                                          --------     --------      --------
INCOME BEFORE INCOME TAXES                                 318,375      321,297       398,551
Provision for Income Taxes                                 108,247      110,847       139,516
                                                          --------     --------      --------
   Net Income                                             $210,128     $210,450      $259,035
                                                          ========     ========      ========
EARNINGS PER SHARE:
   Basic                                                  $   0.46     $   0.45      $   0.56
   Diluted                                                $   0.46     $   0.45      $   0.55


      See accompanying notes appended to the financial data and summaries.

                         NORTH FORK BANCORPORATION, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                               MARCH 31,    DECEMBER 31,    MARCH 31,
(in thousands, except per share amounts)                          2006          2005           2005
----------------------------------------                      -----------   ------------   -----------
ASSETS:
Cash & Due from Banks                                         $   940,045   $ 1,037,406    $   712,195
Money Market Investments                                          146,962        24,843         40,809
Securities:
   Available-for-Sale                                          10,615,327    11,295,977     14,983,603
   Held-to-Maturity                                               101,486       104,210        133,745
                                                              -----------   -----------    -----------
      Total Securities                                         10,716,813    11,400,187     15,117,348
                                                              -----------   -----------    -----------
Loans:
   Loans Held-for-Sale                                          4,190,465     4,359,267      5,350,823
   Loans Held-for-Investment                                   34,202,653    33,232,236     31,857,021
         Less: Allowance for Loan Losses                          221,256       217,939        215,307
                                                              -----------   -----------    -----------
            Net Loans Held-for-Investment                      33,981,397    33,014,297     31,641,714
                                                              -----------   -----------    -----------
Goodwill                                                        5,918,116     5,918,116      5,886,693
Identifiable Intangibles                                          105,232       114,091        141,601
Premises & Equipment                                              444,546       438,040        417,900
Mortgage Servicing Rights                                         276,191       267,424        283,268
Accrued Income Receivable                                         209,458       205,892        213,195
Other Assets                                                      776,155       837,308        974,854
                                                              -----------   -----------    -----------
      Total Assets                                            $57,705,380   $57,616,871    $60,780,400
                                                              ===========   ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Demand                                                     $ 7,440,561   $ 7,639,231    $ 7,106,826
   Savings, NOW & Money Market                                 22,097,622    20,910,161     21,725,437
   Time                                                         8,155,517     8,067,181      7,705,470
                                                              -----------   -----------    -----------
      Total Deposits                                           37,693,700    36,616,573     36,537,733
                                                              -----------   -----------    -----------
Federal Funds Purchased & Collateralized Borrowings             8,820,804     9,700,621     12,931,678
Other Borrowings                                                1,455,851     1,477,364      1,484,468
                                                              -----------   -----------    -----------
      Total Borrowings                                         10,276,655    11,177,985     14,416,146
                                                              -----------   -----------    -----------
Accrued Interest Payable                                          128,822       102,229         81,387
Dividends Payable                                                 115,880       116,754        104,924
Accrued Expenses & Other Liabilities                              544,618       601,089        632,019
                                                              -----------   -----------    -----------
      Total Liabilities                                       $48,759,675   $48,614,630    $51,772,209
                                                              -----------   -----------    -----------
STOCKHOLDERS' EQUITY:
Common Stock, par value $0.01; authorized 1,000,000,000
   shares; issued 480,682,118 shares at March 31, 2006        $     4,807   $     4,806    $     4,775
Additional Paid in Capital                                      7,027,189     7,035,314      7,004,048
Retained Earnings                                               2,675,536     2,581,047      2,218,134
Accumulated Other Comprehensive Loss                             (167,116)     (108,898)       (87,300)
Deferred Compensation                                            (146,800)     (154,772)      (121,011)
Treasury Stock at cost, 17,161,919 shares at March 31, 2006      (447,911)     (355,256)       (10,455)
                                                              -----------   -----------    -----------
      Total Stockholders' Equity                                8,945,705     9,002,241      9,008,191
                                                              -----------   -----------    -----------
      Total Liabilities and Stockholders' Equity              $57,705,380   $57,616,871    $60,780,400
                                                              ===========   ===========    ===========

       See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)

                                           MARCH 31,   DECEMBER 31,   MARCH 31,
SELECTED FINANCIAL DATA:                      2006         2005         2005
------------------------                   ---------   ------------   ---------
(in thousands, except ratios and per
 share amounts)
PER SHARE:
   Net Income - Basic                      $   0.46      $   0.45     $   0.56
   Net Income - Diluted                    $   0.46      $   0.45     $   0.55
   Average Shares Outstanding - Basic       453,917       463,336      466,476
   Average Shares Outstanding - Diluted     458,871       467,868      473,314
   Cash Dividends                          $   0.25      $   0.25     $   0.22
   Dividend Payout Ratio                         55%           55%          41%
   Tangible Book Value                     $   6.30      $   6.36     $   6.25

SELECTED FINANCIAL DATA:
   Return on Average Total Assets              1.49%         1.43%        1.74%
   Return on Average Tangible Assets (1)       1.71%         1.65%        1.98%
   Return on Average Equity                    9.50%         9.12%       11.65%
   Return on Average Tangible Equity (1)      29.77%        27.50%       35.94%
   Tangible Equity to Tangible Assets          5.65%         5.76%        5.44%
   Efficiency Ratio (2)                       43.14%        41.17%       35.96%
   Yield on Interest Earning Assets            5.88%         5.64%        5.52%
   Cost of Funds                               2.82%         2.48%        2.04%
   Net Interest Margin                         3.56%         3.62%        3.79%

                      MARCH 31,   DECEMBER 31,   MARCH 31,
                        2006          2005         2005
                      ---------   ------------   ---------
RISK BASED CAPITAL:
   Tier 1                9.92%       10.26%        10.31%
   Total                12.30%       12.73%        12.86%
   Leverage Ratio        6.86%        6.70%         6.48%

                                                       MARCH 31,    DECEMBER 31,    MARCH 31,
                                                          2006          2005           2005
                                                      -----------   ------------   -----------
QUARTERLY AVERAGE BALANCE SHEET:
Total Assets                                          $57,374,851    $58,232,383   $60,206,882
Securities                                             11,114,452     11,786,052    15,195,094
Loans Held-for-Sale                                     4,295,898      5,221,652     4,990,885
Loans Held-for-Investment                              33,644,505     32,846,757    31,284,812
Goodwill & Identifiable Intangibles                     6,028,859      6,034,399     6,027,487
Demand Deposits                                         7,337,189      7,771,142     6,853,159
Interest Bearing Deposits                              29,606,505     29,368,629    28,738,597
Federal Funds Purchased & Collateralized Borrowings     9,332,211      9,740,160    13,371,436
Other Borrowings                                        1,476,106      1,484,866     1,505,984
Stockholders' Equity                                    8,971,503      9,157,876     9,017,358
Tangible Stockholders' Equity                           2,942,644      3,123,477     2,989,871

       See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)

BALANCE SHEET COMPONENTS:

The following table presents the composition of the securities portfolio for the periods ended:

                                             MARCH 31,    DECEMBER 31,    MARCH 31,
(in thousands)                                  2006          2005           2005
--------------                              -----------   ------------   -----------
SECURITIES - AVAILABLE-FOR-SALE:
   Collateralized Mortgage Obligations      $ 6,559,446    $ 6,921,074   $ 9,670,492
   Agency Pass-Through Certificates           1,773,735      1,956,487     2,491,331
   State & Municipal Obligations                858,651        881,238       979,304
   Equity Securities                            612,219        675,525       776,108
   U.S. Treasury & Government Agencies          185,872        231,152       357,407
   Other Securities                             625,404        630,501       708,961
                                            -----------    -----------   -----------
      Total Securities Available-for-Sale   $10,615,327    $11,295,977   $14,983,603

SECURITIES HELD-TO-MATURITY                     101,486        104,210       133,745
                                            -----------    -----------   -----------
      Total Securities                      $10,716,813    $11,400,187   $15,117,348
                                            ===========    ===========   ===========

The following table presents the components of the loans held-for-sale and held-for-investment portfolios for the periods ended:

                                MARCH 31,   DECEMBER 31,    MARCH 31,
(in thousands)                     2006         2005          2005
--------------                 ----------   ------------   ----------
LOANS HELD-FOR-SALE:
Residential Mortgages          $3,505,357    $3,824,547    $4,239,366
Home Equity                       647,542       496,656     1,061,352
                               ----------    ----------    ----------
   Total                        4,152,899     4,321,203     5,300,718
Deferred Origination Costs         37,566        38,064        50,105
                               ----------    ----------    ----------
   Total Loans Held-For-Sale   $4,190,465    $4,359,267    $5,350,823
                               ==========    ==========    ==========

                                         MARCH 31,    DECEMBER 31,    MARCH 31,
(in thousands)                              2006          2005           2005
--------------                          -----------   ------------   -----------
LOANS HELD-FOR-INVESTMENT:
Commercial Mortgages                    $ 6,538,810    $ 6,206,416   $ 5,535,281
Commercial & Industrial                   5,193,904      4,709,440     3,408,006
                                        -----------    -----------   -----------
   Total Commercial                      11,732,714     10,915,856     8,943,287
Residential Mortgages                    14,861,680     15,068,443    16,445,902
Multi-Family Mortgages                    4,827,642      4,821,642     4,328,879
Consumer                                  1,619,812      1,558,782     1,554,499
Construction and Land                     1,122,917        829,273       541,280
                                        -----------    -----------   -----------
   Total                                $34,164,765    $33,193,996   $31,813,847
   Deferred Origination Costs, net           37,888         38,240        43,174
                                        -----------    -----------   -----------
      Total Loans Held-For-Investment   $34,202,653    $33,232,236   $31,857,021
                                        ===========    ===========   ===========

See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)

The following tables presents the components of non-performing assets for the periods ended:

                                              MARCH 31,   DECEMBER 31,   MARCH 31,
(in thousands)                                   2006          2005         2005
--------------                                ---------   ------------   ---------
NON-PERFORMING ASSETS:
Commercial Mortgages                           $ 3,664       $   498      $ 11,459
Commercial & Industrial                         10,277         7,970         8,152
                                               -------       -------      --------
   Total Commercial                             13,941         8,468        19,611
Residential Mortgages                           24,924        19,315        91,411
Multi-Family Mortgages                             135           550         1,293
Consumer                                         1,771         2,684         2,527
Construction and Land                               --            --            --
                                               -------       -------      --------
   Non-Performing Loans Held-For-Investment    $40,771       $31,017      $114,842
   Non-Performing Loans Held-For-Sale           31,201        13,931        45,780
   Other Real Estate                             5,455         4,101        14,243
                                               -------       -------      --------
      Total Non-Performing Assets              $77,427       $49,049      $174,865
                                               =======       =======      ========
RATIOS:
Allowance for Loan Losses to Non-Performing
   Loans Held-for-Investment                       543%          703%          187%
Allowance for Loan Losses to Total Loans
   Held-for-Investment                            0.65%         0.66%         0.68%
Non-Performing Loans to Total Loans
   Held-for-Investment                            0.12%         0.09%         0.36%
Non-Performing Assets to Total Assets             0.13%         0.09%         0.29%
Quarterly Net Charge-offs to Average Loans
   Held-for-Investment                            0.07%         0.14%         0.06%

The following table presents the impact of allocating the allowance for loan losses as of March 31, 2006 and December 31, 2005 into our portfolio segments:

                                               MARCH 31, 2006                                 DECEMBER 31, 2005
                                ---------------------------------------------   ---------------------------------------------
                                              RESIDENTIAL &     COMMERCIAL &                  RESIDENTIAL &     COMMERCIAL &
(dollars in thousands)             TOTAL      MULTI-FAMILY    ALL OTHER LOANS      TOTAL      MULTI-FAMILY    ALL OTHER LOANS
----------------------          -----------   -------------   ---------------   -----------   -------------   ---------------
Loans Held for Investment       $34,202,653    $19,727,210      $14,475,443     $33,232,236    $19,928,325      $13,303,911
Allowance for Loan Losses           221,256         64,217          157,039         217,939         72,481          145,458
Non-Performing Loans
   Held-for-Investment               40,771         25,059           15,712          31,017         19,865           11,152
Allowance for Loan Losses to
   Loans-Held-for-Investment           0.65%          0.33%            1.08%           0.66%          0.36%            1.09%
                                ===========    ===========      ===========     ===========    ===========      ===========
Allowance for Loan Losses to
   Non-Performing
   Loans  Held-for-Investment           543%           256%             999%            703%           365%            1304%
                                ===========    ===========      ===========     ===========    ===========      ===========

See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                          NET INTEREST MARGIN ANALYSIS
                                   (UNAUDITED)

The following table presents on a linked quarter basis, an analysis of net interest income by each major category of interest earning assets and interest bearing liabilities:

                                                            MARCH 31, 2006                   DECEMBER 31, 2005
                                                   --------------------------------   --------------------------------
For the Three Months Ended:                          AVERAGE                AVERAGE     AVERAGE                AVERAGE
(dollars in thousands )                              BALANCE     INTEREST    RATE       BALANCE     INTEREST     RATE
-----------------------                            -----------   --------   -------   -----------   --------   -------
INTEREST EARNING ASSETS:
Loans Held-for-Investment                          $33,644,505   $508,485    6.13%    $32,846,757   $488,643    5.90%
Loans Held-for-Sale                                  4,295,898     63,692    6.01%      5,221,652     75,468    5.73%
Securities                                          11,114,452    139,340    5.08%     11,786,052    144,064    4.85%
Money Market Investments                                45,410        603    5.39%         35,311        493    5.54%
                                                   -----------   --------             -----------   --------
   Total Interest Earning Assets                    49,100,265    712,120    5.88%     49,889,772    708,668    5.64%
                                                   -----------   --------             -----------   --------
NON-INTEREST EARNING ASSETS:
Cash and Due from Banks                             $1,055,709                        $ 1,005,731
Other Assets                                         7,218,877                          7,336,880
                                                   -----------                        -----------
   Total Assets                                    $57,374,851                        $58,232,383
                                                   ===========                        ===========
INTEREST BEARING LIABILITIES:
Savings, NOW & Money Market Deposits               $21,500,679   $117,433    2.22%    $21,229,823   $102,255    1.91%
Time Deposits                                        8,105,826     59,790    2.99%      8,138,806     56,376    2.75%
                                                   -----------   --------             -----------   --------
   Total Savings and Time Deposits                  29,606,505    177,223    2.43%     29,368,629    158,631    2.14%

Fed. Funds Purchased & Collateralized Borrowings     9,332,211     83,474    3.63%      9,740,160     72,842    2.97%
Other Borrowings                                     1,476,106     19,956    5.48%      1,484,866     22,123    5.91%
                                                   -----------   --------             -----------   --------
   Total Borrowings                                 10,808,317    103,430    3.88%     11,225,026     94,965    3.36%
                                                   -----------   --------             -----------   --------
      Total Interest Bearing Liabilities            40,414,822    280,653    2.82%     40,593,655    253,596    2.48%
                                                   -----------   --------             -----------   --------
Interest Rate Spread                                                         3.06%                              3.16%
NON-INTEREST BEARING LIABILITIES:
Demand Deposits                                     $7,337,189                         $7,771,142
Other Liabilities                                      651,337                            709,710
                                                   -----------                        -----------
Total Liabilities                                   48,403,348                         49,074,507
Stockholders' Equity                                 8,971,503                          9,157,876
                                                   -----------                        -----------
   Total Liabilities and Stockholders' Equity      $57,374,851                        $58,232,383
                                                   ===========                        ===========
Net Interest Income and Net Interest Margin                      $431,467    3.56%                  $455,072    3.62%
Less: Tax Equivalent Adjustment                                   (13,990)                           (13,133)
                                                                 --------                           --------
      Net Interest Income                                        $417,477                           $441,939
                                                                 ========                           ========

See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                     MORTGAGE BANKING - QUARTERLY HIGHLIGHTS
                                   (UNAUDITED)

The following table presents the components of the mortgage origination and sales volume for GreenPoint Mortgage for the periods indicated:

                                                                 QUARTERLY HIGHLIGHTS
                                        ----------------------------------------------------------------------
                                         MARCH 31,    DECEMBER 31,   SEPTEMBER 30,     JUNE 30,     MARCH 31,
(Dollars in thousands)                      2006          2005            2005           2005          2005
----------------------                  -----------   ------------   -------------   -----------   -----------
COMPARATIVE MORTGAGE LOAN VOLUMES
Total Applications Received             $15,278,074   $15,613,973      17,254,701    $21,195,474   $18,281,837
                                        ===========   ===========     ===========    ===========   ===========
Loans Originated:
   Specialty Products (a)               $ 4,034,289   $ 4,787,403       4,827,831    $ 5,302,469   $ 4,231,111
   Home Equity                            1,002,615     1,114,617       1,280,684      1,566,306     1,488,748
   Jumbo/Agency                           2,734,867     3,488,135       4,302,550      5,553,487     4,313,058
                                        -----------   -----------     -----------    -----------   -----------
      Total Loans Originated            $ 7,771,771   $ 9,390,155     $10,411,065    $12,422,262   $10,032,917
                                        ===========   ===========     ===========    ===========   ===========
   Pipeline (b)                         $ 5,722,902   $ 5,325,629     $ 6,376,081    $ 7,594,398   $ 7,407,671
   Interest Rate Lock Commitments (c)     2,498,841     2,386,809       2,349,097      2,891,179     2,523,344
   Loans Held-for-Sale                    4,190,165     4,359,267       4,701,550      6,398,119     5,350,823

LOANS SALES (3):
   Specialty Products                   $ 4,032,031   $ 4,570,651     $ 5,061,097    $ 4,394,898   $ 4,333,784
   Home Equity                              916,017       865,665       1,500,767      1,466,771     1,580,497
   Jumbo/Agency                           2,188,749     3,277,851       4,381,960      3,240,177     2,438,998
                                        -----------   -----------     -----------    -----------   -----------
      Total Loan Sales                  $ 7,136,797   $ 8,714,167     $10,943,824    $ 9,101,846   $ 8,353,279
                                        ===========   ===========     ===========    ===========   ===========

AVERAGE MARGIN ON LOAN SALES:
   Specialty Products                          1.23%         1.18%           1.13%          1.35%         1.45%
   Home Equity                                 1.69%         1.49%           1.88%          2.05%         1.45%
   Jumbo/Agency                                0.77%         0.76%           0.65%          0.92%         0.84%
                                        -----------   -----------     -----------    -----------   -----------
      Average Margin on Loan Sales             1.15%         1.05%           1.04%          1.31%         1.27%
                                        ===========   ===========     ===========    ===========   ===========

GAINS ON SALE OF LOANS: (3)
   Specialty Products                   $    49,426   $    53,867     $    56,956    $    59,455   $    62,750
   Home Equity                               15,499        12,929          28,172         30,139        22,858
   Jumbo/Agency                              16,824        24,819          28,459         29,655        20,551
                                        -----------   -----------     -----------    -----------   -----------
      Total Gain on Sale of Loans (d)   $    81,749   $    91,615     $   113,587    $   119,249   $   106,159
                                        ===========   ===========     ===========    ===========   ===========

(a)  Specialty products include: Alt A, No Doc and A minus programs.

(b)  The pipeline represents applications received, but not funded.

(c) Represents commitments to lend where the rates are guaranteed to the borrower for s specific period of time.

(d) Gain on sale of loans for March 31, 2005 differed from amounts reported under generally accepted accounting principles due to a fair value adjustment on loans held-for-sale totaling $0.8 million.

See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                     MORTGAGE BANKING - QUARTERLY HIGHLIGHTS
                                   (UNAUDITED)

The table below presents the components of mortgage banking income for the periods indicated:

                                                                     THREE MONTHS ENDED
                                                            ------------------------------------
                                                            MARCH 31,   DECEMBER 31,   MARCH 31,
(in thousands)                                                 2006         2005          2005
--------------                                              ---------   ------------   ---------
Gain on Sale of Loans Held-for-Sale (a)                     $ 81,749      $ 91,615     $105,369
Mortgage Banking Fess, net                                    22,230        22,318       25,716
Amortization of Mortgage Servicing Rights                    (23,598)      (23,590)     (19,989)
Temporary Impairment Recovery - Mortgage Servicing Rights     15,691         2,305            0
                                                            --------      --------     --------
   Total Mortgage Banking Income                            $ 96,072      $ 92,648     $111,096
                                                            ========      ========     ========

(a) Gain on sale margins on loan sales include the impact of the valuation of mortgage loans held-for-sale and interest rate lock commitments, valuation of derivatives utilized to manage interest rate risk associated with mortgage loan commitments and mortgage loans held-for-sale, and adjustments related to reserves established for representations and warranties.

See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                    NOTES TO THE FINANCIAL DATA AND SUMMARIES

(1) This press release contains certain supplemental financial information, described in the following notes, which has been determined by methods other than Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of the Company's performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry.

     Return on average tangible assets and return on average tangible equity, which represent non-GAAP measures are computed, on an annualized basis, as follows:

     - Return on average tangible assets is computed by dividing net income, plus amortization of identifiable intangible assets, net of taxes by average total assets less average goodwill and average identifiable intangible assets.

     - Return on average tangible equity is computed by dividing net income, plus amortization of identifiable intangible assets, net of taxes by average total stockholders' equity less average goodwill and average identifiable intangible assets.

                                                                                  THREE MONTHS ENDED
                                                                    ----------------------------------------------
                                                                     MARCH 31,       DECEMBER 31,       MARCH 31,
(dollars in thousands)                                                  2006             2005              2005
---------------------                                               -----------   ------------------   -----------
Net Income, as reported                                             $   210,128      $   210,450       $   259,035
Add: Amortization of Identifiable Intangible Assets, net of taxes         5,847            6,054             5,937
                                                                    -----------      -----------       -----------
   Net Income, as adjusted                                          $   215,975      $   216,504       $   264,972
                                                                    ===========      ===========       ===========
Average Total Assets                                                $57,374,851      $58,232,383       $60,206,882
Less: Average Goodwill                                                5,918,116        5,914,615         5,879,891
Less: Average Identifiable Intangible Assets                            110,743          119,784           147,596
                                                                    -----------      -----------       -----------
   Average Total Tangible Assets                                    $51,345,992      $52,197,984       $54,179,395
                                                                    ===========      ===========       ===========
Average Stockholders' Equity                                        $ 8,971,503      $ 9,157,876       $ 9,017,358
Less: Average Goodwill                                                5,918,116        5,914,615         5,879,891
Less: Average Identifiable Intangible Assets                            110,743          119,784           147,596
                                                                    -----------      -----------       -----------
   Average Total Tangible Stockholders' Equity                      $ 2,942,644      $ 3,123,477       $ 2,989,871
                                                                    ===========      ===========       ===========
   Return on Average Tangible Assets                                       1.71%            1.65%             1.98%
   Return on Average Tangible Stockholders' Equity                        29.77%           27.50%            35.94%

(2) The efficiency ratio, which represents a non-GAAP measure, is defined as the ratio of non-interest expense net of amortization of identifiable intangibles and facility closures expense to net interest income on a tax equivalent basis and other non-interest income net of securities gains/(losses), temporary impairment recovery on mortgage servicing rights and gain on sale of other investments.